UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2012

FIRSTCITY FINANCIAL
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive, Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of FirstCity Financial Corporation (“FirstCity”) approved a 2012 bonus plan for certain executive officers of FirstCity. The bonus plan provides that a bonus pool for the executive officers will be cumulatively funded to the extent that the net earnings to FirstCity common shareholders for calendar year 2012, prior to accrual for compensation under the bonus plan, exceed a minimum threshold of $1.10 per fully diluted share outstanding as follows:

•                  Tranche 1: Net earnings from $1.10 to $1.40 per common share outstanding — Fifty percent of the difference over $1.10 per share outstanding (up to $1.40 per share) will be funded to the bonus pool.

•                  Tranche 2: Net earnings from $1.40 to $2.20 per common share outstanding — Twenty-five percent of the difference over $1.40 per share outstanding (up to $2.20 per share) will be funded to the bonus pool.

•                  Tranche 3: Net earnings in excess of $2.20 per common share outstanding — Ten percent of the difference over $2.20 per share outstanding will be funded to the bonus pool.

The Committee will, in its discretion, make recommendations as to any bonuses to be awarded from the bonus pool if the net earnings to FirstCity common shareholders for calendar year 2012, prior to accrual of compensation under the bonus plan, exceed $1.10 per fully diluted share outstanding. The form of compensation to the executive officers under the bonus plan, if funded, will be comprised of cash and FirstCity restricted stock (with a three-year vesting period) as follows: Tranche 1, 80% cash and 20% restricted stock; Tranche 2, 60% cash and 40% restricted stock; and Tranche 3, 40% cash and 60% restricted stock. The terms of the restricted stock awards and number of shares to be awarded pursuant to the bonus plan will be determined by the Committee to the terms of FirstCity’s existing stock option and award plans.

The executive officers, including named executive officers of FirstCity, participating in the bonus plan are eligible to receive up to 65% of the funded amount of the bonus plan as follows: James T. Sartain (15%), Jim W. Moore (10%), Terry R. DeWitt (10%), James C. Holmes (10%), J. Bryan Baker (10%), and Mark B. Horrell (10%). The initial allocations of the bonus plan are subject to the executive officer remaining employed by FirstCity through the end of fiscal year 2012 and the satisfactory performance by the executive officer of his duties for FirstCity. The remaining 35% of the funded bonus plan and any portion of the initial allocation which is not awarded according to the initial allocation as a result of a forfeiture or reduction by the Committee may be distributed at the Committee’s discretion to these certain executive officers and/or other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: March 8, 2012	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer